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                        BOLINGER, SEGARS, GILBERT & MOSS, L.L.P.

                             CERTIFIED PUBLIC ACCOUNTANTS

                                PHONE: (806) 747-3806

                                 FAX: (806) 747-3815

                                  1623 10TH STREET

                             LUBBOCK, TEXAS 79401-2685











                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement file No. 333-53112.





                                     /s/ Bolinger, Segars, Gilbert & Moss, L.L.P

                                             Certified Public Accountants



Lubbock, Texas,
May 11, 2001